Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of October 27, 2021, is between Cerberus Cyber Sentinel Corporation, a Delaware corporation (“Issuer”), and Neil Stinchcombe, an individual (“Purchaser”).

1. Purchase

1.1 Subject to the terms and conditions set forth in this Agreement and in the form of Note attached as Exhibit B to this Agreement, Purchaser hereby irrevocably subscribes for and agrees to purchase the Note. Purchaser has tendered the principal amount of the Note contemporaneously herewith pursuant to wire transfer instructions attached as Exhibit A, and Issuer agrees to issue the Note to Purchaser.

1.2 Purchaser will have the right to convert all or any portion of the outstanding principal amount of the Note and all accrued but unpaid interest thereon into shares of common stock of Issuer (the “Conversion Shares”) in accordance with terms of the Note. The Note and the Conversion Shares are referred to collectively herein as the “Securities”.

2. Documents Required from Purchaser

3.2 As soon as practicable upon any request by Issuer, Purchaser will complete, sign and return to Issuer any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities or applicable laws.

3.3 Issuer and Purchaser acknowledge and agree that Issuer’s counsel has acted as counsel only to Issuer and is not protecting the rights and interests of Purchaser. Purchaser acknowledges and agrees that Issuer and Issuer’s counsel have given Purchaser the opportunity to seek, and are hereby recommending that Purchaser obtain, independent legal advice with respect to the subject matter of this Agreement and, further, Purchaser hereby represents and warrants to Issuer and Issuer’s counsel that Purchaser has sought independent legal advice or waives such advice.

5. Acknowledgements and Agreements of Purchaser

Purchaser acknowledges and agrees that:

(a) none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States;

(b) Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other applicable securities laws;

(c) the decision to execute this Agreement and to acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Issuer other than as set forth in this Agreement and such decision is based entirely upon a review of any public information which has been filed by Issuer with the United States Securities and Exchange Commission (the “SEC”) (collectively, the “Public Record”);

(d) Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of Purchaser contained in this Agreement, and Purchaser agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, Purchaser will promptly notify Issuer;

(e) there are risks associated with the purchase of the Securities, as more fully described in Issuer’s periodic reports filed with the SEC.

(f) Purchaser and Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, Issuer in connection with the transactions contemplated hereby, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about Issuer;

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(g) the books and records of Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the issuance of the Securities hereunder have been made available for inspection by Purchaser, its legal counsel and/or its advisor(s);

(h) all of the information which Purchaser has provided to Issuer is correct and complete and if there should be any change in such information prior to the Closing, Purchaser will immediately notify Issuer, in writing, of the details of any such change;

(i) Issuer is entitled to rely on the representations and warranties of Purchaser contained in this Agreement, and Purchaser will hold harmless Issuer and its representatives from any loss or damage they may suffer as a result thereof;

(j) any resale of the Securities by Purchaser will be subject to resale restrictions contained in the securities laws applicable to Issuer, Purchaser and any proposed transferee, including resale restrictions imposed under United States securities laws and additional restrictions on Purchaser’s ability to resell any of the Securities in any other jurisdiction under applicable securities laws;

(k) it is the responsibility of Purchaser to find out what any applicable resale restrictions are and to comply with such restrictions before selling any of the Securities;

(l) Purchaser has been advised to consult Purchaser’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which Purchaser is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(m) there may be material tax consequences to Purchaser of an acquisition or disposition of the Securities and Issuer gives no opinion and makes no representation to Purchaser with respect to the tax consequences to Purchaser under federal, state, local or foreign tax laws that may apply to Purchaser’s acquisition or disposition of the Securities;

(n) no documents in connection with the issuance of the Securities have been reviewed by the SEC or any other securities regulators;

(o) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(p) there is no government or other insurance covering any of the Securities; and

(q) hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws.

6. Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Issuer (which representations and warranties will survive the consummation of the transactions contemplated hereby) that:

(a) Purchaser is resident of the state set forth set forth opposite Purchaser’s signature hereto and is an accredited investor as defined under the 1933 Act;

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(b) Purchaser: (i) has adequate net worth and means of providing for its current financial needs and possible personal contingences, (ii) has no need for liquidity in this investment, (iii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities, (iv) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and (v) can afford the complete loss of its investment;

(c) Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if Purchaser is an entity, it is duly organized and validly subsisting under the laws of its jurisdiction of organization and all necessary approvals by its directors, managers, shareholders, members and others have been obtained to authorize execution and performance of this Agreement on behalf of Purchaser;

(d) the entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, and, if applicable, any of the constituting documents of, Purchaser or of any agreement, written or oral, to which Purchaser may be a party or by which Purchaser is or may be bound;

(e) Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of Purchaser enforceable against Purchaser;

(f) Purchaser has carefully read this Agreement;

(g) Purchaser is aware that an investment in Issuer is speculative and involves certain risks, including those risks disclosed in the Public Record and the possible loss of the entire investment;

(j) Purchaser has made an independent examination and investigation of an investment in the Securities and Issuer and agrees that Issuer will not be responsible in any way for Purchaser’s decision to invest in the Securities and Issuer;

(k) Purchaser is not an underwriter of, or dealer in, any of the Securities, nor is Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(l) Purchaser is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and Purchaser has not subdivided its interest in any of the Securities with any other person;

(m) no person has made to Purchaser any written or oral representations:

(i) that any person will resell or repurchase any of the Securities,

(ii) that any person will refund the purchase price of any of the Securities, other than repayment pursuant to the terms and conditions of the Note, or

(iii) as to the future price or value of any of the Securities.

7. Representations and Warranties will be Relied Upon by Issuer

Purchaser acknowledges and agrees that the representations and warranties contained in this Agreement are made by it with the intention that such representations and warranties may be relied upon by Issuer and Issuer’s counsel in determining Purchaser’s eligibility to purchase the Securities under applicable laws, or, if applicable, the eligibility of others on whose behalf Purchaser is contracting hereunder to purchase the Securities under applicable laws. Purchaser further agrees that the representations and warranties contained herein will survive the purchase by Purchaser of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by Purchaser of such Securities.

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8. Acknowledgement and Waiver

Purchaser has acknowledged that the decision to acquire the Securities was solely made on the basis of Issuer’s periodic reports filed with the SEC. Purchaser hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which Purchaser might be entitled in connection with the distribution of any of the Securities.

9. Legending of Securities

Purchaser hereby acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under applicable securities laws, any document representing any of the Securities will bear a legend in substantially the following form:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.”

Purchaser hereby acknowledges and agrees to Issuer making a notation on its records or giving instructions to the registrar and transfer agent of Issuer in order to implement the restrictions on transfer set forth and described in this Agreement.

10. Collection of Personal Information

10.1 Purchaser acknowledges and consents to the fact that Issuer is collecting Purchaser’s personal information for the purpose of fulfilling this Agreement. Purchaser acknowledges that its personal information (and, if applicable, the personal information of those on whose behalf Purchaser is contracting hereunder) may be included in record books in connection with the Offering and may be disclosed by Issuer to: (a) stock exchanges or securities regulatory authorities, (b) Issuer’s registrar and transfer agent, (c) tax authorities, (d) authorities pursuant to the PATRIOT Act (U.S.A.) and (e) any of the other parties involved in the transactions contemplated hereby, including Issuer’s counsel. By executing this Agreement, Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of Purchaser’s personal information (and, if applicable, the personal information of those on whose behalf Purchaser is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by applicable laws.

10.2 Furthermore, Purchaser is hereby notified that Issuer may deliver to any government authority having jurisdiction over Issuer, Purchaser or the transactions contemplated hereby, including the SEC and/or any state securities commissions, certain personal information pertaining to Purchaser, including Purchaser’s full name, residential address and telephone number, the number of Shares or other securities of Issuer owned by Purchaser, the principal amount of Note purchased by Purchaser, the total amount paid for the Note and the date of issuance of the Note.

11. Governing Law

This Agreement is governed by the laws of the State of Delaware (without reference to its rules governing the choice or conflict of laws). Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent courts in Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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12. Survival

This Agreement, including, without limitation, the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon Issuer and Purchaser, notwithstanding the completion of the purchase of the Securities by Purchaser.

13. Assignment

This Agreement is not transferable or assignable.

14. Severability

The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15. Entire Agreement

Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by Issuer or by anyone else.

16. Notices

All notices and other communications hereunder will be in writing and will be deemed to have been duly given if hand delivered or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to Purchaser will be directed to the address of Purchaser set forth opposite its signature hereto and notices to Issuer will be directed to it at Issuer’s principal executive offices.

17. Counterparts and Electronic Means

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement.

18. Exhibits

The exhibits attached hereto form part of this Agreement.

19. Indemnity

Each of the parties will indemnify and hold harmless the other party and, where applicable, the other party’s directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the other party contained in this Agreement, or in any document furnished by the other party in connection herewith being untrue in any material respect, or any breach or failure by the other party to comply with any covenant or agreement made by such other party in connection therewith.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first set forth above.

CERBERUS CYBER SENTINEL CORPORATION

	By:	/s/ David Jemmett
David Jemmett
Chief Executive Officer
Address:

45 Pine Grove
London		/s/ Neil Stinchcombe
United Kingdom		Neil Stinchcombe

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EXHIBIT A

INSTRUCTIONS FOR WIRING FUNDS

Cerberus Cyber Sentinel Corporation

6900 E. Camelback, Suite 240

Scottsdale, Arizona 85251

REMITTANCE INSTRUCTIONS

Enterprise Bank & Trust

3900 E Camelback Road, Suite 180

Phoenix, AZ 85018

Account Name:

Cerberus Cyber Sentinel Corporation

Wire Routing Number:

081006162

Account #:

1507516

Company Contact:

Stephen Scott - (602) 686-8744

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EXHIBIT B

FORM OF NOTE

THIS CONVERTIBLE NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, PLEDGED, SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE SECURITIES ACT OR STATE SECURITIES LAWS, AND THE AVAILABILITY OF ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS MUST BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY.

Issue Date: October 27, 2021

$1,500,000

FIVE PERCENT (5%) UNSECURED CONVERTIBLE NOTE

1. General

(a) FOR VALUE RECEIVED, CERBERUS CYBER SENTINEL CORPORATION (the “Company”) promises to pay to the order of Neil Stinchcombe (the “Holder”) the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), in lawful currency of the United States (the “Principal Amount”) on January 27, 2022 (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of five percent (5.0%) per annum, subject to Section 3(b) below, payable monthly. Interest shall be calculated on the basis of a 360-day year with 12, 30-day months, and shall accrue daily, commencing on the Issue Date, until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to the Principal Amount converted, provided that the Company has delivered the Conversion Shares (as defined herein). The Company may not prepay any principal amount due under this Note without the consent of the Holder, which consent may be withheld or given in the Holder’s sole and absolute discretion.

(b) Payment of this Note shall be paid to the Holder by the Company by wire transfer in accordance with the wiring instructions set out by the Holder at time of payment (or such other instructions as the Holder may give the Company from time to time in accordance with Section 6) (or such other method as may be mutually agreed to by the Holder and the Company from time to time). The Company will withhold and remit any tax required to be withheld and remitted to U.S. and/or applicable foreign taxing authorities. IN EACH CASE SUBJECT TO THE SECURITIES ACT LEGEND AT THE TOP OF THIS NOTE AND APPLICABLE LAW, THIS NOTE MAY BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

2. Extension of Note

At the Company’s election, and provided that the Company is not in default of any of its obligations under this Note, the Maturity Date may be extended until April 27, 2022. The Company shall provide the Holder 30 days’ notice of its intention for any such extension beyond the Maturity Date.

3. Event of Default

(a) For the purposes of this Note, the Company shall be in default upon the occurrence of any one or more of the following events (each such event being an “Event of Default”):

(i) default shall be made in the payment of any installment of principal or interest on this Note when due and the Company fails to cure such default within five (5) days after written notice of default is sent to the Company;

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(ii) there is a material default by the Company in the observance or performance of any non-monetary representation, warranty, covenant or agreement contained herein or the Purchase Agreement by and between the Company and the Holder, dated as of the date hereof (the “Purchase Agreement”), or in any other present or future agreement of any nature whatsoever between the Holder and the Company, and the Company fails to cure such default within thirty (30) days after written notice of default is sent to the Company (or within such other time period as may be therein specifically provided);

(iii) the Company shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, consent to, or acquiesce in, the appointment of any trustee, receiver or liquidator of the Company or of all or substantially all of the assets of the Company (the “Assets”), or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(iv) a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Company or of all or any part of the Assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive);

(v) the Company ceases or threatens to cease to carry on its business; or

(vi) the Company sells or agrees to sell all or substantially all of its assets, or a change in voting control of the Company or the dissolution, liquidation, merger, consolidation, or reorganization of the Company without the Holder’s prior written consent.

(b) If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest and other amounts owing in respect thereof to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. From and after the date of acceleration, the applicable interest rate charged hereunder with respect to any unpaid principal, fees, expenses and interest shall be twenty-four percent (24%) per annum (the “Default Rate”) compounded monthly. Upon payment of the full Principal Amount, together with interest at the Default Rate and other amounts owing in respect thereof, in accordance herewith, this Note shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any declaration of acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 3 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4. Conversion

(a) The Holder shall have the right, but not the obligation, at any time and from time-to-time while all or any portion of the Principal Amount under the Note that is still outstanding to convert all or any portion of the outstanding Principal Amount and all accrued but unpaid interest thereon into a number of shares of Common Stock of the Company (the “Conversion Shares”) calculated as the total dollar amount to be converted divided by $5.00 (the “Conversion Price”). Prior to any proposed conversion, the Company agrees to deliver to the Holder all tax, financial and other business information as the Holder may reasonably request to enable it to make the decision to convert any amount to Conversion Shares.

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(b) Not later than five (5) Business Days after any conversion date, the Company will deliver to the Holder, by overnight courier service to the address of the Holder set out in Section 6 (or such other address as the Holder may notify the Company of from time to time in accordance with Section 6), certificates representing the Conversion Shares (bearing such legends as may be required by applicable law) representing the aggregate number of Conversion Shares being acquired.

(c) Upon a conversion hereunder, the Company shall not be required to issue certificates representing fractions of any Conversion Shares, and the number of Conversion Shares shall be rounded down to the nearest whole number.

5. Adjustments

(a) If, at any time while any portion of this Note remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated hereby or by any of the other Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

(b) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the assets of the Company as or substantially as an entirety or of any other company, this Note shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale (“Equity Transaction”), confer the right to convert into that number of shares or other securities or property of the Company or of the company resulting from such Equity Transaction or to which such sale shall be made, as the case may be, to which the Holder of the shares deliverable at the time of such Equity Transaction would have been entitled as a result of such Equity Transaction had the Note been converted prior thereto, and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holders of the Notes to the end that the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable. The subdivision or consolidation of the shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section.

6. Notices

(a) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, sent by a nationally recognized overnight courier service or by electronic mail, addressed to the Company: Cerberus Cyber Sentinel Corporation, Attn: David Jemmett, CEO, 6900 E. Camelback Road, Suite 240, Scottsdale, AZ 85251, Email: david@cerberussentinel.com or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7. The address of the Holder is: ___________________________________.

(b) Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the Email or street address of the Holder appearing on page 1 of this Note (or such other address as the Holder may notify the Company of from time to time in accordance with this Section 6), or if no such email or street address appears, at the address of the Holder to which this Note was delivered.

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(c) Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the address specified in this Section 6 prior to 5:30 p.m. (U.S. Eastern Time), with confirmation of receipt, (b) the date after the date of transmission, if such notice or communication is delivered via electronic mail at the Email address specified in this Section 6 later than 5:30 p.m. (U.S. Eastern Time) on any date and earlier than 11:59 p.m. (U.S. Eastern Time) on such date, with confirmation of receipt, (c) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

7. Definitions

(a) For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

(i) “Business Day” means any day on which banking institutions in Delaware are open for business;

(ii) “Person” means a corporation, an association, a partnership, limited liability company, organization, a business, an individual, a government or political subdivision thereof or a governmental agency; and

8. Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

9. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of Delaware, without regard to the principles of conflicts of law thereof. Any dispute arising under or in relation to this Note shall be resolved exclusively in the competent courts in Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

10. Attorneys’ Fees

If a legal proceeding shall be brought to recover any amount due under this Note, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Note, in addition to any other remedy available at law or in equity, the Holder shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation or dispute resolution related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.

11. Waivers

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

12. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

CERBERUS CYBER SENTINEL CORPORATION

By:	/s/ David Jemmett
David Jemmett
Chief Executive Officer

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